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                                                        AMENDED FEBRUARY 7, 1997


                            KRUG INTERNATIONAL CORP.
                       1997 EMPLOYEE STOCK PURCHASE PLAN




1.  Purpose.

    The purpose of the 1997 Employee Stock Purchase Plan ("Plan") is to grant options to certain employees of the Corporation to purchase Common Shares of the Corporation at prices below the fair market value of the Shares so as to increase the identity of interests of such employees with those of the shareholders of the Corporation.

2.  Definitions.

    (a)  "Board" means the Board of Directors of the Corporation.

    (b) "Corporation" means KRUG International Corp.; when used in the Plan with reference to employment, "Corporation" shall include Krug Life Sciences Inc. ("KLSI") and any Subsidiary of the Corporation chosen by the Board to participate in the Plan.

    (c) "Fair Market Value" means (1) if the Shares are listed on the American Stock Exchange, the last sale price of a Share on the American Stock Exchange on the date the value of a Share is to be determined or, if there are no sales on such date, the mean of the bid and asked prices for Shares on the American Stock Exchange at the close of business on such date; or (2) if the Shares are not listed on the American Stock Exchange, the value determined by such reasonable method as shall be approved by the Board.

    (d) "Share" or "Shares" means the Common Shares, without par value, of the Corporation.

    (e) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation.

    (f)  "Plan Entry Date" means January 2, 1997.

    (g)  "Plan Termination Date" means December 31, 1997.

3.  Eligibility.

    Any employee of the Corporation who was employed by the Corporation on December 1, 1996 and also on the date of his election to participate in the Plan shall be eligible to participate herein. An employee may not exercise an option granted hereunder unless he remains continuously in the employ of the Corporation until December 31, 1997.

4.  Option price.

    The option price of the Shares shall be 85% of the Fair Market Value of the Shares on the Plan Entry Date or the Plan Termination Date, whichever is the lower.
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5.  Maximum Number of Shares Subject to Option.

    Each eligible employee shall be entitled to place under option any number of whole Shares up to a maximum of 200 Shares.

6.  Employee's Election to Participate.

    (a) Within 30 days following the date of notice of the granting of the option, each eligible employee who elects to place Shares under option shall so indicate by properly completing and signing the form which shall accompany such notice and mailing or delivering such form to James W. Hoose, Sr., Human Resources Director for KLSI.

    (b) An election to place Shares under option will not constitute an obligation to purchase any of the Shares placed under option. Such an election will merely notify the Corporation of the number of Shares to be held under option for the employee.

    (c) An employee who fails to elect participation in the Plan in the manner and within the time provided or to authorize and maintain the payroll deductions hereinafter provided shall have no further rights under the Plan.

    (d) An employee electing to participate may do so with respect to all or any portion of the Shares which he is entitled to place under option.

7.  Payroll Deductions.

    (a) Concurrently with election to participate in the Plan the employee must authorize a payroll deduction of an amount sufficient to pay for all of the Shares the employee holds under option by the Plan Termination Date, subject to adjustment as necessary from time to time.

    (b) Payroll deductions shall commence as of the first payroll following election to participate in the Plan and shall continue until the employee has paid in full for the number of Shares he elects to hold under option or until the employee elects to abandon this option, whichever event shall first occur. The employee may make cash payments for the Shares at any time.

    (c) The application by the employee to participate in the Plan will contain the following signed statement by the Company; "This counterpart in the hands of the employee whose signature is affixed above will constitute a nonassignable certificate of indebtedness subject to all the terms and provisions of the Plan."

8.  Issuance and Delivery of Stock Certificates.

    Certificates for shares will be issued and delivered to the employee for the number of shares paid for as soon as practicable after the Plan Termination Date. No fractional Shares will be issued.

9.  Employee's Right to Abandon Option.

    At any time during the term of the Plan an employee may elect to abandon his option with respect to all or any number of the Shares then under option. As to any Shares so abandoned, the employee shall have no further option or right of any nature at any subsequent time. Upon such abandonment, the Corporation will pay to the employee with interest as hereafter provided the amount of his payroll deduction or cash payments applicable to the abandoned shares.





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10. Interest on Payroll Deductions or Cash Payments.

    Whether or not an employee applies his accumulated payroll deductions or cash payments to the purchase of the Shares or elects to withdraw from the Plan and receive payment of the amount of his accumulated payroll deductions or cash payments, the amount of each employee's payroll deductions or cash payments shall constitute indebtedness of the Corporation to him until applied to the purchase of Shares or until payment to him and such indebtedness shall bear interest at the rate of 7 percent per annum.

11. Term of the Plan.

    The term of the Plan shall commence on the Plan Entry Date and end on the Plan Termination Date. In the event of a change of control of the Corporation or any participating subsidiary of the Corporation as determined by the Board, the Plan shall end and the Corporation shall either (I) pay each affected participating employee the amount of his accumulated payroll deduction or cash payments, with interest as provided herein, or (ii) have issued to such employee the number of whole Shares fully paid for by such employee to such date and any excess in cash.

12. Termination of Employment.

    If a participating employee ceases to be employed for any reason prior to December 31, 1997, the Corporation shall pay to him his accumulated payroll deductions or cash payments with interest as provided above to the date of termination.

13. Options Not Transferable.

    Options under this Plan shall not be transferable by any employee nor be exercisable by any person other than the employee.

14. Share Dividend or Recapitalization.

    If any share dividend is declared upon the Shares, or if there is any recapitalization of the Corporation with respect to its Shares resulting in a split-up or combination or exchange of Shares the number and kind of shares then subject to options granted to eligible employees under the Plan shall be proportionately and appropriately adjusted by the Board without any change in the aggregate purchase prices to be paid therefor.

15. Administration.

    The Plan will be administered by an Employee Stock Purchase Plan Committee composed of three members to be selected from time to time by the Board. The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application. The Committee shall interpret and apply the Plan so that it qualifies as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986.

16. Share Ownership.

    Notwithstanding anything herein to the contrary, no employee shall be entitled to place any Shares under option under the Plan if such employee, immediately after the placing of such Shares under option, owns Shares (including all shares which may be purchased under





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outstanding options) possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Corporation or of its parent or subsidiary corporation. For the foregoing purposes the rules of section 424(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. Also, no employee shall be granted an option under the Plan which permits his rights to purchase Shares under all Share purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

17. Renewal of the Plan by the Board.

    The Board may, in its discretion, renew the Plan for four one year periods with such changes therein as it deems appropriate provided that the Plan, as amended, continues to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986.

18. Shareholder Approval.

    The Plan is subject to approval by the holders of a majority of the Shares constituting a quorum and present, in person or by proxy, at a meeting of the Shareholders of the Corporation held on or before November 7, 1997.





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